Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

October 28, 2015	FILE NO: 48117.001058

Stock Building Supply Holdings, Inc.

8020 Arco Corporate Drive

Suite 400

Raleigh, North Carolina 27617

Stock Building Supply Holdings, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Stock Building Supply Holdings, Inc., a Delaware corporation (“Stock Building Supply”), in connection with its Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”), initially filed by Stock Building Supply with the Securities and Exchange Commission (the “Commission”) on August 17, 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 39,097,596 shares of its common stock, $0.01 par value per share (the “Shares”), to be issued in connection with transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 2, 2015, by and between Stock Building Supply and Building Materials Holding Corporation (as it may be amended from time to time, the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of Stock Building Supply, certificates of public officials and officers of Stock Building Supply and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) Stock Building Supply’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, (ii) Stock Building Supply’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, including the exhibits thereto, (iv) resolutions of Stock Building Supply’s Board of Directors, adopted on June 2, 2015, and (v) confirmation on the date hereof to the effect that Stock Building Supply is existing under the laws of the State of Delaware and in good standing.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

Stock Building Supply Holdings, Inc.

October 28, 2015

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by Stock Building Supply and the validity, binding effect and enforceability thereof upon Stock Building Supply).

We do not purport to express an opinion on any laws other than the General Corporation Law of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render this opinion. This opinion is limited to the effect of the current state of the Delaware General Corporation Law, and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. Stock Building Supply is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued upon the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the joint proxy and consent solicitation statement/prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP